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                             SUBSCRIPTION AGREEMENT
                             ----------------------

                       WORLD WIRELESS COMMUNICATIONS, INC.
                             (a Nevada corporation)
                      150 Wright Brothers Drive, Suite 570
                           Salt Lake City, Utah 84116

                                 ________ Units
                                 $2.00 Per Unit

     World Wireless Communications, Inc. (formerly Data Security Corporation), a Nevada corporation (the "Company") is offering _______ units (the "Units"), each Unit consisting of one share of common stock, par value $.001 (the "Common Stock") of the Company and one warrant to purchase one share of Common Stock on or before _______, 1997, at $2.00 per share (the "Warrants"). This offering is being made to a limited number of investors who are "Accredited Investors" and who meet certain suitability standards. Offers and sales will be by officers and directors of the Company without selling commissions.

     THIS OFFERING INVOLVES A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY PERSONS WHO CANNOT AFFORD TO RISK THE LOSS OF THEIR ENTIRE INVESTMENT.

     THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION BECAUSE THEY ARE BELIEVED TO BE EXEMPT FROM REGISTRATION UNDER SECTION 4(2) OF THE SECURITIES ACT OF 1933 AND RULE 506 PROMULGATED THEREUNDER.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER AUTHORITY HAS PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION PROVIDED TO THE INVESTORS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY, AND THE RISKS, MERITS AND TERMS OF THIS OFFERING IN MAKING AN INVESTMENT DECISION.

     In connection with the purchase of the Units, the parties hereto agree to the following terms and conditions:

     1. Subscription. The undersigned hereby applies to purchase _________ Units of Common Stock at a purchase price of $2.00 per Unit for an aggregate purchase price of $__________ (the "Purchase Price"), in accordance with the terms and conditions of the this Subscription Agreement. The undersigned is delivering with this Subscription Agreement a check


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for the Purchase Price made payable to the Company, or has made arrangements for a wire transfer of funds for the benefit of the Company as follows: Bank Routing
Number: 124000737; Account Number: 440560018390; Account Name: World
Wireless Communications, Inc.; Bank: Key Bank of Utah, 410 East 400 South, Salt Lake City, Utah 84111.

     2. Acceptance of Subscription. It is understood and agreed that the Company has the right, at any time before receiving written notice of cancellation from the undersigned, to accept or reject this Subscription Agreement, in whole or in part, and that the same shall be deemed to be accepted by the Company only when it is signed by the Company. It is further understood, except to the extent otherwise required under applicable state law, that no notice of cancellation may be given prior to the expiration of five (5) business days after the completed subscription materials have been received by the Company.

     3. Representations by the Undersigned. The undersigned, for himself if purchasing in his individual capacity, or on behalf of an entity, represents and warrants as follows:

         a. The undersigned acknowledges that he has reviewed all of the corporate and financial records of the Company requested by him and to his complete satisfaction. The undersigned has been provided access to all information requested in evaluating his purchase of the Units.

         b. The undersigned, or the individual representing the undersigned entity, if applicable, has been given and has acted upon the opportunity to ask questions and receive answers from the president and chief financial officer of the Company relating to the corporate and financial records of the Company and to the terms and conditions of the Offering, and to obtain any additional information necessary to verify the accuracy of the information made available to him.

         c. The undersigned is purchasing the Units based solely upon an independent review of the books and records of the Company by the undersigned, or the individual representing the undersigned entity, if applicable.

         d. The Units for which the undersigned hereby subscribes will be acquired for the undersigned's own account for investment and not with the view toward resale or redistribution in a manner which would require registration under the Securities Act or any state securities law, and the undersigned does not now have any reason to anticipate any change in circumstances or other particular occasion or event which would cause the undersigned to sell the Units, or the component parts thereof.

         e. The undersigned, or the individual representing the undersigned entity, if applicable, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Units or (if applicable) the undersigned and his Purchaser Representative together have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the prospective investment.

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         f. The Units, as well as the component parts thereof, will be restricted securities as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act. As a result, such Units, as well as the component parts thereof, will bear a restrictive legend and will be subject to certain requirements on resale, including a minimum holding period, limitations upon the amount and manner of sales, and certain notification requirements with the Securities and Exchange Commission.

         g. The undersigned recognizes that the Units, and the component parts thereof, have not been registered under the Securities Act of 1933, as amended (the "Act"), or under the securities laws of any state and, therefore, cannot be sold or otherwise transferred unless they are registered under the Act and applicable state securities laws or unless an exemption from registration is available. The undersigned has no right to require such registration, except as provided below. The undersigned recognizes that no public agency has passed upon the fairness of the terms of the Offering.

         h. The undersigned is an "Accredited Investor" as that term is defined Regulation D promulgated by the Securities and Exchange Commission. The undersigned, or the individual representing the undersigned entity, if applicable, has initialed below each of the categories which apply to the undersigned and has attached to this Subscription Agreement reasonable evidence of the undersigned's status as an "Accredited Investor." (Please indicate and initial all applicable categories)

          ____ (1) a bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity;

          ____ (2) a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          ____ (3)  an insurance company as defined in section 2(13) of the Act;

          ____ (4) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of such Act;

          ____ (5) a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

          ____ (6) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its

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                    political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors;

          ____ (7) a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

          ____ (8) an organization described in Section 501(c)(3) of the Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring Units, with total assets in excess of $5,000,000;

          ____ (9)  a director or executive officer of the Company;

          ____ (10) a natural person whose individual net worth (i.e., excess of total assets over total liabilities), inclusive of home, home furnishings and automobiles, or joint net worth with that person's spouse, at the time of his purchase of Units exceeds $1,000,000;

          ____ (11) a natural person who had an individual income in excess of $200,000 in each of the two most recent calendar years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year. Individual income is defined for this purpose as adjusted gross income as determined for Federal income tax purposes, plus (i) any deductions for long-term capital gains under Section 1202 of the Code, (ii) any depletion deductions under Section 611, et seq., of the Code, (iii) any interest income excluded under Section 103 of the Code, and (iv) any partnership losses allocated to the Investor as reported on Schedule E of Form 1040;

          ____ (12) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Units, whose purchase is

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                    directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; or

          ____ (13) any entity in which all of the equity owners are "Accredited
                    Investors.

         i. The undersigned, or the individual representing the undersigned entity, if applicable, recognizes that the Company has a limited history of operations, is a speculative venture, and that the total amount of funds tendered to purchase the Units is placed at the risk of the business and may be completely lost. The purchase of the Units as an investment involves substantial risk.

         j. The undersigned, or the individual representing the undersigned entity, if applicable, confirms and represents that the undersigned (i) is able to bear the economic risk of this investment, (ii) is able to hold the Units for an indefinite period of time, and (iii) can afford a complete loss of his investment without any material change in the undersigned's lifestyle, and has available other liquid assets to insure that the investment will not cause any undue financial difficulties or affect the undersigned's ability to provide for his or its current needs and possible financial contingencies.

         k. The undersigned, or the individual representing the undersigned entity, if applicable, understands that transfer of the Units, as well as the component parts thereof, may be restricted by applicable state securities laws (including investment suitability standards). The undersigned, or the individual representing the undersigned entity, if applicable, realizes that the transferee will be required to represent to the Company that such transferee meets the suitability standards required of an initial subscriber and, under the circumstances, the transfer would not violate applicable laws.

         l. All information which the undersigned, or the individual representing the undersigned entity, if applicable, has provided to the Company concerning the undersigned's financial position and knowledge of financial and business matters is correct and complete as of the execution date hereof. If there should be any material change in such information prior to acceptance of this Subscription Agreement by the Company, the undersigned, or the individual representing the undersigned entity, if applicable, will immediately provide the Company with such information.

     4. Indemnification. The undersigned agrees to indemnify and hold harmless the Company from and against all damages, losses, costs and expenses (including reasonable attorneys' fees) which may be incurred by reason of the inaccuracy or breach of any representations or warranties made by the undersigned herein or in connection with the purchase of the Units, or in any document provided by the undersigned to the Company.

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     5. Registration Rights.

         a. If the undersigned shall so request in writing within a period of two years beginning the date of the issuance of the Units purchased hereby, the Company shall proceed at its own expense to prepare and file with the Securities and Exchange Commission (the "SEC") one registration statement under the Securities Act of 1933, as amended, with respect to the shares held by the purchasers under this offering (the "Selling Shareholders). The registration statement will include the shares issued as part of the Units and any shares issued upon exercise of the Warrants. The Company will use its best efforts to cause such registration statement to become effective. The Company will, furthermore, at its own expense, use its best efforts to keep said registrations statement current, in accordance with the rules and regulations of the SEC for the period ending upon a date six months after the effectiveness thereof. Such shares may be included in a registration statement filed with the SEC in connection with the registration of additional shares of common stock of the Company to be sold in a public offering by the Company. Prior to the filing of such registration statement, the Company shall notify the Selling Shareholder in writing of the intent of the Company to file the registration statement. If the Selling Shareholder shall not notify the Company in writing within twenty
(20) days following the mailing of the notice set forth in this subparagraph that such Selling Shareholder requests registration of the shares, such party shall be deemed to have waived the right to demand that such shares be registered pursuant to this Agreement, and the Company shall have no further obligation to register any of such shares of such Selling Shareholder.

         b. The Company shall bear all expenses incurred by it in registering the shares of the Selling Shareholders, including without limitation, all filing, registration and qualification fees of the SEC, printing expenses, fees and disbursements of legal counsel and all accounting expenses including expenses of the year-end audits. The Selling Shareholders shall bear the fees and disbursements of their own legal counsel, underwriting or brokerage discounts and commissions, expenses of their brokers or underwriters, and fees of the National Association of Securities Dealers, Inc.

         c. It shall be a condition of the obligations of the Company to take action in response to any request for registration that such request include or be accompanied by all of the following: (i) the requesting Selling Shareholder's confirmation that such Selling Shareholder then has a present intention of selling or distributing the shares which are the subject of such request; (ii) information with respect to such Selling Shareholder and the number of shares proposed to be sold and a description of such shares, or, to the extent that such information is not then available, such Selling Shareholder's undertaking to furnish the same; (iii) the indemnity agreement specified in subparagraph (d) below; (iv) the Selling Shareholder's agreement to refrain, in connection with such registration, offering and sale, from taking any action violative of the anti-manipulative rules promulgated under the Securities Exchange Act of 1934, as amended; and (v) the Selling Shareholder's agreement to cooperate with the Company generally in connection with such registration, and the undertaking to execute such further documents relating to formal matters in

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connection with such registration, offering and sale as may be necessary, appropriate and proper to effectuate the transactions contemplated by such request.

         d. Any request for registration shall be accompanied by an agreement of the Selling Shareholder to indemnify the Company, each of its directors, each of its officers who sign the registration statement, and each person who controls the Company against any loss, claim, liability, damage or action arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the registration statement when the same becomes effective or in any final prospectus or amendment or supplement thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and to reimburse the indemnified persons for any legal or other expenses reasonably incurred in investigating or defending any such action or claim, but only to the extent that the untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Selling Shareholder for use in the registration statement, final prospectus, or amendment or supplement thereto, as the case may be.

     6. Limitations on Transfer of Units. The undersigned acknowledges that he or it is aware that there are substantial restrictions on the transferability of the Units, as well as the component parts thereof. Since the Units, as well as the component parts thereof, will not be, and the undersigned has no right to require that they be, registered under the Securities Act or any applicable state securities laws, except as provided herein, the Units, and the component parts thereof, may not be, and the undersigned agrees that they shall not be, sold unless they are registered under the Securities Act and state securities laws or unless such sale is exempt from such registration under the Securities Act and any other applicable state securities laws or regulations. The undersigned further acknowledges that the Company is under no obligation to aid him or it in obtaining any exemption from the registration requirements. The undersigned also acknowledges that he or it shall be responsible for compliance with all conditions on transfer imposed by any securities administrator of any state and for any expenses incurred by the Company for legal or accounting services in connection with reviewing such a proposed transfer and/or issuing opinions in connection therewith.

     7. Compliance with Securities Laws. The undersigned understands and agrees that the following restrictions and limitations are applicable to the undersigned's purchase and any resales, pledges, hypothecations or other transfers of the Units pursuant to the Securities Act:

         a. The undersigned agrees that neither the Units, nor the component parts thereof, shall not be sold, pledged, hypothecated or otherwise transferred unless the Units are registered under the Securities Act and applicable state securities laws or are exempt therefrom.

         b. A legend in substantially the following form has been or will be placed on any certificate or other documents evidencing the Units, and the component parts thereof,:

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     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
     UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS A COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT HAS BEEN MADE OR UNLESS AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS HAS BEEN ESTABLISHED.

         c. Stop transfer instructions have been or will be placed with respect to the Units, as well as the component parts thereof, so as to restrict resale, pledge, hypothecation or other transfer thereof, subject to the further items hereof, including the provisions of the legend set forth in subparagraph (b) above.

         d. The legend and stop transfer instructions described in subparagraphs
(b) and (c) above will be placed with respect to any new certificate(s) or other document(s) issued upon presentment by the undersigned of certificate(s) or other document(s) of transfer.

     8. Type of Ownership. Indicate the appropriate alternative.

         ____ INDIVIDUAL OWNERSHIP
              (One signature is required.)

         ____ COMMUNITY PROPERTY/TENANTS BY THE ENTIRETY
              (Signatures of both spouses are required.)

         ____ INDIVIDUAL RETIREMENT ACCOUNT
              (Please include name of trustee and name of account.)

         ____ TRUST
              (Please include name of trust, name of trustee, and date trust was formed and copy of the Trust Agreement or other authorization.)

         ____ PARTNERSHIP
              (Please include a copy of the Partnership Agreement authorizing signature.)

         ____ CORPORATION
              (Please include certified corporate resolution authorizing signature.)

     9. Subscriber Information. Please provide the following information, if applicable, for each subscriber or co-subscriber:

           Full Name: __________________________________________________

           Age:  __________________

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            Taxpayer Identification Number: ___________

            Residence Address: __________________________________________
                               __________________________________________

            Residence Telephone No.: ___________

            Principal Occupation: ___________________________

            Business Address: ___________________________________________
                              ___________________________________________

            Business Phone No.: _________________________________________

            Accountant: _________________________________________________

            Accountant's Phone No.: ____________________

            All correspondence should be sent to: Home ____ Business _______








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              THE UNDERSIGNED REPRESENTS THAT HE/SHE HAS READ THIS
                             SUBSCRIPTION AGREEMENT

     IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement, individually or on behalf of the entity shown below, this _____ day of ________________, 1997.

_________________________________      __________________________________ (SEAL)
Name of Entity, if applicable          Signature



_________________________________      __________________________________ (SEAL)
Title of Subscriber,                   Co-Subscriber, if any
if applicable

                            ACCEPTANCE BY THE COMPANY

                Accepted as of the ____ day of ____________ 1997.

                               WORLD WIRELESS COMMUNICATIONS, INC.

                               By: _______________________________

                               Name: _____________________________

                               Title: ____________________________







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